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                                                                     Exhibit 1.1

                        MOHEGAN TRIBAL GAMING AUTHORITY

                                  $250,000,000

                     8% Senior Subordinated Notes Due 2012

                               Purchase Agreement

                                                              New York, New York
                                                               February 12, 2002

Banc of America Securities LLC
Salomon Smith Barney Inc.
Fleet Securities, Inc.
SG Cowen Securities Corporation
Commerzbank Capital Markets Corp.
McDonald Investments Inc.
Wells Fargo Brokerage Services, LLC
Credit Lyonnais Securities (USA) Inc.
c/o Banc of America Securities LLC
9 West 57th Street, 31st Floor
New York, New York  10019

Ladies and Gentlemen:

          Mohegan Tribal Gaming Authority (the "Authority'), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the "Tribe"), proposes to issue and sell to Banc of America Securities LLC and the several parties named in
Schedule I hereto (the "Initial Purchasers"), $250,000,000 principal amount of its 8% Senior Subordinated Notes due 2012 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of February 20, 2002 among the Authority, the Tribe and State Street Bank and Trust Company, as trustee (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement", together with the Purchase Agreement and the Indenture, collectively referred to as the "Agreements"), to be dated as of February 20, 2002, by and among the Authority and the Initial Purchasers, pursuant to which the Authority has agreed to register under the Act another series of debt securities of the Authority, each with terms substantially identical to the Securities (collectively, the "Exchange Securities") to

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                                      -2-

be offered in exchange for the Securities (the "Exchange Offer"), subject to the terms and conditions therein specified. The use of the neuter in this Purchase Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

          In connection with the sale of the Securities, the Authority has prepared a final offering memorandum, dated February 12, 2002 (as amended or supplemented at the Execution Time, including any and all exhibits and appendixes thereto, as well as the documents incorporated therein by reference, together, the "Final Memorandum"). The Final Memorandum sets forth certain information concerning the Authority and the Securities. The Authority hereby confirms that it has authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the offering and resale by the Initial Purchasers of the Securities.

          1. Representations and Warranties. The Authority represents and warrants to each Initial Purchaser, as set forth below in this Section 1, and the Tribe represents and warrants to each Initial Purchaser with respect to paragraphs 1(k), (n), (o) and (r), as set forth below:

          (a) At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Authority makes no representation or warranty as to the information contained in or omitted from the Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Authority by or on behalf of any Initial Purchaser specifically for inclusion therein.

          (b) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

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                                      -3-

          (c) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) The Authority is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Authority's securities.

          (g) The Authority is in compliance with the reporting requirements of
     Section 13 or 15(d) of the Exchange Act. The documents incorporated by reference in the Final Memorandum, at the time they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) The Authority has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated by this Purchase Agreement).

          (i) The Authority has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

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          (j) The information provided by the Authority pursuant to Section 5(h)
     hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) The Tribe is a federally recognized Indian Tribe, with authority to enter into and perform its obligations under the Agreements. The Constitution of the Tribe, amended and restated in its entirety and approved on April 12, 1996 (the "Constitution"), was validly adopted by the Tribe, is effective according to its terms and is the law of the Tribe.

          (l) The Authority (A) has been duly established and is validly existing under the Constitution, (B) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Final Memorandum and to own, lease and operate its properties and (C) is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (C), where the failure to be so qualified or in good standing does not and would not reasonably be expected to (x) individually or in the aggregate result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Authority (a "Material Adverse Effect"), (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Purchase Agreement or any agreements or the transactions described in the Final Memorandum under the caption "Use of Proceeds." The Authority will have no direct or indirect subsidiaries as of the Closing Date.

          (m) The statements in the Final Memorandum under the headings "Federal Income Tax Consequences," "Description of Notes," and "Description of Other Indebtedness" fairly summarize the matters therein described.

          (n) This Purchase Agreement has been duly authorized, executed and delivered by the Authority and the Tribe; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Authority and the Tribe, will constitute a legal, valid and binding instrument enforceable against the Authority and the Tribe in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally

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                                      -5-

     from time to time in effect and to general principles of equity and public policy; provided, however, that the Authority makes no representation as to the choice of laws); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Authority and will constitute legal, valid and binding obligations of the Authority entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and public policy; provided, however, that the Authority makes no representation as to the choice of laws); and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Authority, will constitute a legal, valid, binding and enforceable instrument of the Authority (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and public policy; provided, however, that the Authority makes no representation as to the choice of laws).

          (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Authority or the Tribe in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement except such as will be obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

          (p) None of the execution and delivery of the Indenture, this Purchase Agreement or the Registration Rights Agreement, the issue and sale of the Securities or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof, will conflict with or result in a (A) violation of any of the organizational, statutory or legal documents of the Authority or the Tribe,
     (B) default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Authority or the Tribe is bound or any of their respective properties is subject, or (C) violation of any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, any requirement, regulation or decree under the Indian

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     Gaming Regulatory Act of 1988 (collectively, "Gaming Regulations")
     applicable to the Authority or any of its assets or properties (whether owned or leased)), other than, in the case of clauses (B) and (C), any default or violation that would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Authority, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument other than a default that would not reasonably be expected to have a Material Adverse Effect.

          (q) The historical financial statements and schedules of the Authority included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Authority as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the "As adjusted" financial information included in the Final Memorandum includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related "As adjusted" adjustments give appropriate effect to those assumptions, and the "As adjusted" adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the "As adjusted" financial information included in the Final Memorandum; the "As adjusted" financial information included in the Final Memorandum complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the "As adjusted" adjustments have been properly applied to the historical amounts in the compilation of that information.

          (r) There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Authority, the Tribe or their respective property pending or, to the best knowledge of the Authority or the Tribe, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Purchase Agreement, the Indenture, the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth, or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto entered into after the Closing Date).

          (s) The Authority owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except, in each case, for such excep-

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                                      -7-

     tions as are set forth in the Final Memorandum or that would not reasonably be expected to have a Material Adverse Effect.

          (t) The Authority is not (A) in violation of any of the organizational, statutory or legal documents of the Authority or the Tribe,
     (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Authority or the Tribe is bound or any of their respective properties is subject, or (C) in violation of any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, any Gaming Regulations applicable to the Authority or any of its assets or properties (whether owned or leased)), other than, in the case of clauses (B) and (C), any default or violation that would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Authority, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument other than a default that would not reasonably be expected to have a Material Adverse Effect.

          (u) Arthur Andersen LLP, who have certified certain financial statements of the Authority in the Final Memorandum and delivered their report with respect to the audited financial statements in the Final Memorandum, are independent public accountants with respect to the Authority within the meaning of the Act and the applicable published rules and regulations thereunder.

          (v) No action or proceeding with respect to any labor dispute with employees of the Authority exists or, to the Authority's knowledge, is threatened or imminent.

          (w) The Authority is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Authority or its business, assets, employees, officers and Management Board Members are in full force and effect, except where the failure to be in Full force and effect would reasonably be expected to have a Material Adverse Effect; the Authority is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Authority under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except those that would not reasonably be expected to have a Material Adverse Effect; and the Authority has no reason to believe that it will not be able

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                                      -8-

     to renew its existing insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (x) The Authority possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Authority has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (y) The Authority maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) The Authority (i) is in compliance with any and all applicable tribal, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect or except as set forth, or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Final Memorandum, the Authority has not been named as a "potentially responsible party" under

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                                      -9-

     the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (aa) In the ordinary course of its business, the Authority periodically reviews the effect of Environmental Laws on the business, operations and properties of the Authority, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Authority has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect except as set forth, or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (bb) The Authority owns, possesses, licenses or has or can acquire other rights to use or can acquire on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the Final Memorandum to be conducted (collectively, the "Intellectual Property"). Except as set forth, or contemplated in the Final Memorandum, (a) there are no rights of third parties to any such Intellectual Property that would reasonably be expected to have in a Material Adverse Effect; (b) to the Authority's knowledge there is no material infringement by third parties of any such Intellectual Property that would reasonably be expected to have in a Material Adverse Effect; (c) there is no pending or, to the Authority's knowledge, threatened action, suit, proceeding or claim by others challenging the Authority's rights in or to any such Intellectual Property, and the Authority is unaware of any facts which would form a reasonable basis for any such claim, that individually or in the aggregate, would reasonably be expected to have in a Material Adverse Effect; (d) there is no pending or, to the Authority's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Authority is unaware of any facts which would form a reasonable basis for any such claim, that individually or in the aggregate, would reasonably be expected to have in a Material Adverse Effect; (e) there is no pending or, the Authority's knowledge, threatened action, suit, proceeding or claim by others that the Authority infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Authority is unaware of any other fact which would form a reasonable basis for any such claim, which individually or in

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                                      -10-

     the aggregate, that would reasonably be expected to have in a Material Adverse Effect; (f) to the Authority's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final Memorandum as being owned by or licensed to the Authority or that interferes with the issued or pending claims of any such Intellectual Property that would reasonably be expected to have in a Material Adverse Effect; and (g) there is no prior act of which the Authority is aware that may render any U.S. patent held by the Authority invalid or any U.S. patent application held by the Authority unpatentable which has not been disclosed to the U.S. Patent and Trademark Office that would reasonably be expected to have in a Material Adverse Effect.

          (cc) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Authority believes to be reliable and accurate in all material respects.

          (dd) None of the Agreements is subject to or governed by 25 U.S.C. Section 81.

          Any certificate signed by any officer of the Authority and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Authority (and not individually by such officer), as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. Subject to the terms and conditions and in
             -----------------
reliance upon the representations and warranties herein set forth, (i) the Authority agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Authority, at a purchase price of 98.375% of the principal amount thereof, the principal amount of such Securities set forth opposite such Initial Purchaser's name in Schedule I hereto, and (ii) the Authority agrees to sell to each of Banc of America Securities LLC and Salomon Smith Barney Inc., and each of Banc of America Securities LLC and Salomon Smith Barney Inc. agrees, severally and not jointly, to purchase from the Authority, at a purchase price of 98.375% of the principal amount thereof, the Securities set forth opposite their respective names in
Schedule II hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities
             --------------------
shall be made at 9:00 A.M., New York City time, on February 20, 2002, or at such time on such later date as may be mutually agreed upon, which date and time may be postponed by agreement between the Initial Purchasers and the Authority or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for the respective

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                                      -11-

accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Initial Purchasers of the purchase price thereof to or upon the order of the Authority by wire transfer payable in same-day funds to the account specified by the Authority. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchasers shall otherwise instruct.

          4. Offering by Initial Purchasers. Each Initial Purchaser, severally
             ------------------------------
and not jointly, represents and warrants to and agrees with the Authority that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes after due inquiry to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any of its Affiliates nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (c) Neither it nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          5. Agreements. The Authority agrees with each Initial Purchaser that:
             ----------

          (a) The Authority will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

          (b) The Authority will not amend or supplement the Final Memorandum without the prior written consent of the Initial Purchasers which consent shall not be unreasonably withheld.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by Banc of America Securities LLC), any event oc-curs as a result of which in the reasonable judgment of the Authority or in the opinion of counsel for the Initial Purchasers, the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Authority promptly
     (i) will notify Banc of America Securities LLC of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the each Initial Purchasers and counsel for without charge in such quantities as Banc of America Securities LLC may reasonably request.

          (d) The Authority will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Authority be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Authority will promptly advise the Initial Purchasers of the receipt by the Authority of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Authority will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under circumstances that would require the registration of the Securities under the Act.

          (g) Neither the Authority, nor any of its Affiliates, nor any person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Authority will, during any period in which they are not subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act or they are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) So long as any of the Securities are outstanding, the Authority will furnish to Banc of America Securities LLC and Salomon Smith Barney Inc. on behalf of the Initial Purchasers (i) as soon as practicable, a copy of each report of the Authority mailed to securityholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Authority as Banc of America Securities LLC and Salomon Smith Barney Inc. on behalf of the Initial Purchasers may reasonably request.

          (j) Neither the Authority nor any of its Affiliates, nor any person acting on its behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (k) The Authority will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) The Authority will not for a period of 90 days following the Execution Time, without the prior written consent of Banc of America Securities LLC, which consent shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Authority or any Affili-ate of the Authority or any person in privity with the Authority or any Affiliate of the Authority), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Authority (other than (1) the Securities; (2) bank loans or lines of credit; (3) commercial paper issued in the ordinary course of business; (4) any tax-exempt financing of the Tribe; (5) capital or operating leases; or (6) interest rate swap agreements and other similar arrangements).

          (m) The Authority will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Security of the Authority to facilitate the sale or resale of the Securities.

          (n) The Authority agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement (but not, however, legal fees and expenses of Initial Purchasers' counsel incurred in connection therewith, except as provided in Section 7 below), the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Final Memorandum and each amendment or supplement to it; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Memorandum, and all amendments or supplements to it, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Purchase Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the fees and expenses of the Authority's accountants and the fees and expenses of counsel (including local and special counsel) for the Authority; and (ix) all other costs and expenses incident to the performance by the Authority of its obligations hereunder.

          (o) The Authority shall use the net proceeds received by it from the sale of the Securities pursuant to this Purchase Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

          6. Conditions to the Obligations of the Initial Purchasers. The
             -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Authority contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Authority made in any certificates pursuant to the provisions hereof, to the performance by the Authority of its obligations hereunder and to the following additional conditions:

          (a) (i) The Authority shall have requested and caused Hogan & Hartson L.L.P., counsel for the Authority, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, in substantially the form attached hereto as Exhibit B.

          Such counsel shall also indicate that while they have not undertaken to determine independently and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Final Memorandum, that no facts have come to their attention which cause them to believe that (i) the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Tribe and the Authority that are required to be disclosed in the Final Memorandum, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Final Memorandum that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Final Memorandum.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Authority and the Tribe. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

               (ii) The Authority shall have requested and caused Rome McGuigan Sabanosh, P.C., counsel for the Tribe, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, in substantially the form attached hereto as Exhibit C.

          (b) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Authority shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) The Authority shall have furnished to the Initial Purchasers a certificate of the Authority, signed by the Chairman of the Management Board dated the Closing Date to, the effect that he has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Purchase Agreement and that:

          (i) the representations and warranties contained in Section 1 of this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Authority has complied with all the agreements and satisfied all the conditions on their its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

          (iii) to the best knowledge of the Authority, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of Securities. No action, suit or proceeding had been commenced and is pending against or affecting or, to the best knowledge of the Authority, threatened against the Authority before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to result in a material adverse effect on the Authority.

          (d) At the Execution Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Execution Time, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, containing statements and information of the type ordinarily included in an accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Final Memorandum.

          (e) At the Closing Date, the Initial Purchasers shall have received from Arthur Andersen LLP a "bring down comfort letter," dated as of the Closing Date.

          References to the Final Memorandum in Sections 6(d) - 6(e) include any amendment or supplement thereto at the date of the applicable letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs
     (d) and (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Authority, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (h) Prior to the Closing Date, the Authority shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (i) The Authority shall have entered into the Registration Rights Agreement and the Indenture and the Initial Purchasers shall have received executed counterparts thereof.

          (j) The Securities shall be rated at least Ba3 by Moody's Investors Service Inc. and BB- by Standard and Poor's Corporation; and since the date of this Agreement, (i) there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency and (ii) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Authority in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005 on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided
             -------------------------
for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Authority to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Authority will reimburse the Initial Purchasers severally through Banc of America Securities LLC on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution.
             --------------------------------

          (a) The Authority agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Authority to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Authority will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to an Initial Purchaser furnished to the Authority by or on behalf of any Initial Purchaser through Banc of America Securities LLC specifically for inclusion therein; and provided, further, that the foregoing indemnity agreement with respect to the Final Memorandum shall not inure to the benefit of the Initial Purchasers from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling any Initial Purchaser or any directors, officers, employees and agents of any Initial Purchaser), if a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) (if the Authority shall have timely furnished the Initial Purchasers with sufficient copies thereof) was not sent or given by or on behalf of the Initial Purchasers to such person at or prior to the written confirmation of the sale of the Securities to such person and if the Final Memorandum (or the Final Memorandum as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Authority may otherwise have.

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Authority, its directors, officers and each controlling person within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Authority to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Authority by or on behalf of such Initial Purchaser through Banc of America Securities LLC specifically for inclusion in the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Authority acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities,
(ii) the legend on page (iii) concerning stabilization, syndicate covering transactions and penalty bids and the related disclosure under the heading "Plan of Distribution," and (iii) the sentences related to concessions and reallowances in the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, which counsel shall be reasonably satisfactory to the indemnified party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, in which case the indemnifying party may select another counsel subject to this clause (i); (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Authority and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Authority and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Authority on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Authority and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Authority on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Authority shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Authority on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Authority and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Authority within the meaning of either the Act or the Exchange Act and each officer and director of the Authority shall have the same rights to contribution as the Authority subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any one or more Initial
             -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Purchase Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Purchase Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Authority. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Purchase Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Authority or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Purchase Agreement shall be subject to
              -----------
termination in the absolute discretion of the Initial Purchasers, by notice given to the Authority prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Authority or its officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Authority or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Purchase Agreement.

          12. Notices. All communications hereunder will be in writing and
              -------
effective only on receipt and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Banc of America Securities LLC at 9 West 57th Street, 31st Floor, New York, New York 10019, Attention: High Yield Capital Markets; or, if sent to the Authority, will be mailed, delivered or telefaxed to the Mohegan Tribal Gaming Authority (fax no. (860) 862-5995), 1 Mohegan Sun Boulevard, Uncasville, CT 06382, Attn: Mark Brown.

          13. No Personal Liability. Neither the Tribe nor any director,
              ---------------------
officer, office holder, employee or agent, representative or member of the Authority or the Tribe or holder of an ownership interest of the Authority or the Tribe, as such in their individual capacities, shall have any liability for any obligations of the Authority or the Tribe under this Purchase Agreement.

          14. Consent to Suit. The Tribe does not consent to the enforcement,
              ---------------
levy, or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Authority consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceeding, against any assets of the Authority. Subject to the foregoing, the Tribe and Authority waive their respective sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Purchase Agreement and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any provisions of law or canon of construction, the Tribe and the Authority each intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Purchase Agreement. Without limiting the generality of the foregoing, the Tribe and the Authority waive their immunity from unconsented suit to permit the maintenance of the following actions:

          (a) Courts. The Tribe and the Authority each waive their immunity from
              ------
     unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Purchase Agreement and award and enforce the award of damages against the Authority owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration, (ii) determine whether any consent or approval of the Tribe or the Authority has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. Section 1302 (or any successor statute).

          (b) Arbitration. The Tribe and the Authority each waive their immunity
              -----------
     from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rule of the American Arbitration Association, whenever and to the extent any agreement to submit a matter to arbitration is made by the Tribe or by the Authority, to (i) enforce and interpret the terms of this Purchase Agreement and to award and enforce the award of any damages against the Authority owing as a consequence thereof; (ii) determine whether any consent or approval of the Tribe or the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Tribe or the

     Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration.

          15. Successors. This Purchase Agreement will inure to the benefit of
              ----------
and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          16. Applicable Law. This Purchase Agreement will be governed by and
              --------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17. Counterparts. This Purchase Agreement may be executed in one or
              ------------
more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          18. Headings. The section headings used herein are for convenience
              --------
only and shall not affect the construction hereof.

          19. Definitions. The terms which follow, when used in this Purchase
              -----------
Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Agreements" shall mean the Purchase Agreement, the Indenture and the Registration Rights Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Closing Date" shall mean February 20, 2002.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Purchase Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Purchase Agreement and your acceptance shall represent a binding agreement between the Authority and the several Initial Purchasers.

                   [Purchase Agreement Signature Pages Follow]

                                  Very truly yours,

                                  Mohegan Tribal Gaming Authority


                                    By:  /s/ Jeffrey E. Hartmann
                                         ---------------------------------------
                                         Name:  Jeffrey E. Hartmann
                                         Title: Executive Vice President of
                                                Finance and Chief Financial
                                                Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Banc of America Securities LLC

By:  Banc of America Securities LLC


By:   /s/ Bruce R. Thompson
      ----------------------------------------
      Name:  Bruce R. Thompson
      Title: Managing Director

For themselves and the other several Initial
Purchasers named in Schedule I and Schedule II to the foregoing Agreement.

Accepted and Agreed to as of the date above written

MOHEGAN TRIBE OF INDIANS OF CONNECTICUT


By:   /s/ Mark F. Brown
      ----------------------------------------
      Name:  Mark F. Brown
      Title: Chairman

                                   SCHEDULE I

                                                         Principal Amount of
                                                         Senior Subordinated
Initial Purchasers                                    Securities to be Purchased
------------------                                    --------------------------
Banc of America Securities LLC ....................         $ 60,000,000
Salomon Smith Barney Inc. .........................           60,000,000
Fleet Securities, Inc. ............................           30,000,000
SG Cowen Securities Corporation ...................           14,000,000
Wells Fargo Brokerage Services, LLC ...............           14,000,000
Credit Lyonnais Securities (USA) Inc. .............           10,000,000
McDonald Investments Inc. .........................            6,000,000
Commerzbank Capital Markets Corp. .................            6,000,000
....................................................
             Total ................................         $200,000,000/1/

                                   SCHEDULE II
                                                         Principal Amount of
                                                         Senior Subordinated
Initial Purchasers                                    Securities to be Purchased
------------------                                    --------------------------
Banc of America Securities LLC.....................          $25,000,000
Salomon Smith Barney Inc...........................           25,000,000
....................................................

             Total.................................          $50,000,000

----------
/1 Out-of-pocket and stabilization expenses of the Initial Purchasers will be paid out of the fees earned on the Securities purchased pursuant to
     Schedule I./

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                       -----------------------------------
                         Sales outside the United States
                         -------------------------------

          (1) (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of` Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days
     after the later of the commencement of the offering and September   , 2001,
                                                                      --
     except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

          (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Authority.

          (c) Terms used in this section have the meanings given to them by Regulation S.

          (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and, prior to the expiration of six months from the Closing Date, will not offer or sell, to persons in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulation 1995); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document created or received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.